As filed with the Securities and Exchange Commission on January 14, 2010

Reg. No. 333-48109

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
[Missing Graphic Reference]

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________
SIGNATURE EYEWEAR, INC.
(Exact name of registrant as specified in its charter)
___________________

California	95-3876317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

498 North Oak Street
Inglewood, California 90302
(Address of Principal Executive Offices)
___________________

Signature Eyewear, Inc.
1997 Stock Plan
(Full Title of the Plan)
___________________

Michael Prince
Chief Executive Officer
498 North Oak Street
Inglewood, California 90302
(310) 330-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Alan B. Spatz, Esq.
TroyGould PC
1801 Century Park East, Suite 1600,
Los Angeles, California 90067
Fax: (310) 201-4746

___________________

DEREGISTRATION OF SECURITIES

Signature Eyewear, Inc. (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 1 in connection with the Form S-8 Registration Statement No. 333-48109, filed by the Company with the SEC on March 17, 1998 (the “Registration Statement”), pursuant to which the Company registered 800,000 shares of common stock (“Common Stock”) for issuance under the Company’s 1997 Stock Plan.

The 1997 Stock Plan terminated on May 27, 2007 in accordance with its terms, and all options to purchase Common Stock pursuant to the 1997 Stock Plan have expired.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, the Company is filing this post-effective amendment No. 1 to the Registration Statement to deregister all the shares of the Company’s common stock covered by the Registration Statement which remain unissued as of the date of this filing. As of December 31, 2009, there were 99,650 shares of Common Stock that remained unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Inglewood, state of California, on this 14th day of January, 2010.

SIGNATURE EYEWEAR, INC. By: /s/ Michael Prince Michael Prince Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Prince Michael Prince	Chief Executive Officer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 14, 2010
/s/ Edward Meltzer Edward Meltzer	Director	January 14, 2010
/s/ Drew Miller Drew Miller	Director	January 14, 2010
/s/ Ted Pasternack Ted Pasternack	Director	January 14, 2010
Richard M. Torre	Chairman of the Board	January 14, 2010